Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer
412-227-2118
BallLM@koppers.com

Koppers Holdings Inc. Reports First Quarter 2013 Results

Sales decrease 3% for quarter

Railroad and Utility Products operating profit up 35%

Diluted EPS from continuing operations $0.53 compared to $0.74 in prior year quarter

PITTSBURGH, May 3, 2013 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2013 first quarter.

Consolidated sales of $370.4 million for the first quarter of 2013 were three percent, or $10.5 million lower than sales of $380.9 in the prior year quarter. Sales for Railroad and Utility Products and Services (RUPS) of $139.9 million increased by six percent or $8.5 million over the prior year, while sales for Carbon Materials and Chemicals (CMC) totaling $230.5 million decreased by eight percent, or $19.0 million compared to the prior year quarter. The increase in sales in RUPS was due to higher sales volumes for railroad crossties and higher sales volumes and prices for utility poles. The decrease in sales for CMC was due primarily to lower sales volumes for pitch and phthalic anhydride combined with lower sales prices for pitch, which more than offset higher sales volumes for carbon black feedstock and higher prices for phthalic anhydride.

Net income attributable to Koppers for the quarter ended March 31, 2013, was $11.0 million, or $0.53 per diluted share as compared to net income attributable to Koppers of $15.6 million, or $0.75 per diluted share in the first quarter of 2012. The decreases in net income attributable to Koppers and diluted earnings per share for the first quarter of 2013 were due to lower profitability for CMC due mainly to lower sales volumes and prices for pitch, lower sales volumes for phthalic anhydride, and reduced profitability in Europe, combined with an increase in the effective tax rate to 38 percent from 31 percent, which more than offset higher profitability from RUPS. Adjusted net income and adjusted earnings per share for the quarter ended March 31, 2013, were $11.2 million and $0.54 per share compared to $15.5 million and $0.74 per share in the prior year quarter after excluding $0.3 million of after-tax charges in the first quarter of 2013 and after excluding the impact of discontinued operations for both periods.

Adjusted EBITDA for the quarter ended March 31, 2013, was $33.1 million compared to $36.7 million in the first quarter of 2012, due mainly to reduced profitability in Europe driven by lower sales volumes and prices, which more than offset higher profitability for RUPS due mainly to higher sales volumes and favorable product mix for railroad crossties and higher sales volumes and prices for utility poles.

Commenting on the results, Walter W. Turner, president and CEO of Koppers, said, “Our first quarter proved to be rather challenging as our European business struggled more than we had anticipated with the continuing volatility of our end-markets. I am pleased with the strong performance from our global Railroad and Utility Products business; however, the overall results for the quarter ended at the low end of our expectations. While we continue to see uncertainty with the European economy throughout the remainder of the year, I am confident that we have several cost-saving initiatives and productivity improvements underway which will position us to have the strongest earnings year in our history.”

The following reconciliations are attached to this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, May 3, 2013, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 800 762 8779 in the US/Canada or +1 480 629 9818 for International, Conference ID number 4612503. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4612503. The recording will be available for replay through May 17, 2013.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=4939606. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through May 17, 2013.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, including continuing uncertain economic conditions in Europe, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability and costs of key raw materials, unfavorable resolution of claims against us, and timing and limitations on insurance recoveries and coverages, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Income

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Net sales	$370.4	$380.9
Cost of sales (excluding items below)	320.5	326.9
Depreciation and amortization	7.3	6.8
Selling, general and administrative expenses	17.7	18.0

Operating profit	24.9	29.2
Other income	0.5	0.7
Interest expense	6.9	6.9

Income before income taxes	18.5	23.0
Income taxes	7.1	7.2

Income from continuing operations	11.4	15.8
Income from discontinued operations	0.1	0.1

Net income	11.5	15.9
Net income attributable to noncontrolling interests	0.5	0.3

Net income attributable to Koppers	$11.0	$15.6

Earnings per common share:
Basic-
Continuing operations	$0.53	$0.74
Discontinued operations	0.00	0.01

Earnings per basic common share	$0.53	$0.75

Diluted-
Continuing operations	$0.53	$0.74
Discontinued operations	0.00	0.01

Earnings per diluted common share	$0.53	$0.75

Weighted average shares outstanding (in thousands):
Basic	20,667	20,669
Diluted	20,925	20,903
Dividends declared per common share	$0.25	$0.24

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$56.7	$66.7
Accounts receivable, net of allowance of $3.5 and $3.7	174.3	162.7
Inventories, net	193.3	195.8
Deferred tax assets	14.9	15.1
Loan to related party	9.5	9.5
Other current assets	28.0	31.4

Total current assets	476.7	481.2
Equity in non-consolidated investments	6.1	5.8
Property, plant and equipment, net	160.4	161.1
Goodwill	75.4	75.6
Deferred tax assets	25.8	27.2
Other assets	29.8	29.1

Total assets	$774.2	$780.0

Liabilities
Accounts payable	$100.0	$103.5
Accrued liabilities	70.9	72.1
Dividends payable	5.8	5.6

Total current liabilities	176.7	181.2
Long-term debt	296.2	296.1
Accrued postretirement benefits	83.3	89.9
Other long-term liabilities	45.3	44.7

Total liabilities	601.5	611.9
Commitments and contingent liabilities

Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,707,141 and 21,585,129 shares issued	0.2	0.2
Additional paid-in capital	155.2	153.3
Retained earnings	57.7	52.0
Accumulated other comprehensive loss	(23.8)	(22.0)
Treasury stock, at cost; 990,494 and 951,026 shares	(34.6)	(32.9)

Total Koppers shareholders’ equity	154.7	150.6

Noncontrolling interests	18.0	17.5

Total equity	$172.7	$168.1

Total liabilities and equity	$774.2	$780.0

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Cash provided by (used in) operating activities:
Net income	$11.5	$15.9
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	7.3	6.8
Deferred income taxes	0.7	2.0
Equity income, net of dividends received	(0.2)	(0.5)
Change in other liabilities	(3.6)	2.4
Non-cash interest expense	0.4	0.4
Stock-based compensation	1.4	1.5
Other	0.1	0.2
(Increase) decrease in working capital:
Accounts receivable	(12.7)	(28.5)
Inventories	1.9	(16.7)
Accounts payable	(2.5)	(6.5)
Accrued liabilities and other working capital	1.4	7.2

Net cash provided by (used in) operating activities	$5.7	$(15.8)

Cash provided by (used in) investing activities:
Capital expenditures	$(6.4)	$(3.4)
Net cash proceeds from divestitures and asset sales	0.2	0.2

Net cash used in investing activities	$(6.2)	$(3.2)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$36.5	$98.1
Repayments of revolving credit	(36.5)	(86.0)
Issuances of Common Stock	0.2	0.6
Repurchases of Common Stock	(1.6)	(1.7)
Payment of deferred financing costs	(1.1)	—
Dividends paid	(5.0)	(4.5)

Net cash provided by (used in) financing activities	$(7.5)	$6.5

Effect of exchange rate changes on cash	(2.0)	1.0

Net decrease in cash and cash equivalents	$(10.0)	$(11.5)

Cash and cash equivalents at beginning of year	66.7	54.1

Cash and cash equivalents at end of period	$56.7	$42.6

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2013	2012
Net sales:
Carbon Materials & Chemicals	$230.5	$249.5
Railroad & Utility Products	139.9	131.4

Total	$370.4	$380.9

Operating profit:
Carbon Materials & Chemicals	$13.1	$20.5
Railroad & Utility Products	12.3	9.1
Corporate	(0.5)	(0.4)

Total	$24.9	$29.2
Operating margin:
Carbon Materials & Chemicals	5.7%	8.2%
Railroad & Utility Products	8.8%	6.9%
Total	6.7%	7.7%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$13.1	$20.5
Railroad & Utility Products	12.7	9.1
All Other	(0.5)	(0.4)

Total	$25.3	$29.2
Adjusted operating margin:
Carbon Materials & Chemicals	5.7%	8.2%
Railroad & Utility Products	9.1%	6.9%
Total	6.8%	7.7%

(1)	Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.

Koppers believes that adjusted net income, adjusted earnings per share, adjusted operating profit and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2013	2012
Net income attributable to Koppers	$11.0	$15.6

Charges impacting pre-tax income (1)
Grenada closure costs	0.4	—
Total charges above impacting pre-tax income	0.4	—
Charges impacting net income, net of tax benefit	0.3	—
Adjusted net income including discontinued operations	11.3	15.6
Discontinued operations	(0.1)	(0.1)

Adjusted net income	$11.2	$15.5

(1)	Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2013	2012
Net income attributable to Koppers	$11.0	$15.6

Adjusted net income including discontinued operations (from above)	$11.3	$15.6

Adjusted net income (from above)	$11.2	$15.5

Denominator for diluted earnings per share (000s)	20,925	20,903
Earnings per share:
Diluted earnings per share	$0.53	$0.75
Adjusted earnings per share including discontinued operations	$0.54	$0.75
Adjusted earnings per share	$0.54	$0.74

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended March 31,
	2013	2012
Net income	$11.5	$15.9
Interest expense	6.9	6.9
Depreciation and amortization	7.3	6.8
Income tax provision	7.1	7.2
Discontinued operations	(0.1)	(0.1)

EBITDA with noncontrolling interests	32.7	36.7

Unusual items impacting net income (1)
Grenada closure costs	0.4	—

Adjusted EBITDA with noncontrolling interests	$33.1	$36.7

(1)	Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of pre-tax expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.